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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated September 13, 2004 relating to the financial statements and financial statement schedule of Quixote Corporation, which appears in Quixote Corporation's Annual Report on Form 10-K for the year ended June 30, 2004. We also consent to the references to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP
Chicago, Illinois
March 8, 2005

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBIC ACCOUNTING FIRM